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                                                                  Exhibit 10.1.3


                                  ADDENDUM V
                                      TO
                        SPRINT PCS MANAGEMENT AGREEMENT


Manager:         AirGate PCS, Inc. (formerly AirGate Wireless, Inc.)

Service Area:    Anderson, SC BTA
                 Asheville-Henderson, NC BTA
                 Augusta, GA BTA
                 Charleston, SC BTA
                 Columbia, SC BTA
                 Florence, SC BTA
                 Goldsboro-Kinston, NC BTA
                 Greenville-Washington, NC BTA
                 Greenville-Spartanburg, SC BTA
                 Greenwood, SC BTA
                 Hickory-Lenoir-Morgantown, NC BTA
                 Jacksonville, NC BTA
                 Myrtle Beach, SC BTA
                 New Bern, NC
                 Orangeburg, SC BTA
                 Roanoke Rapids, NC BTA
                 Rocky Mount-Wilson, NC BTA
                 Savannah, GA BTA
                 Sumter, SC BTA
                 Wilmington, NC BTA
                 Camden County, NC
                 Currituck County, NC
                 Dare County, NC
                 Pasquotank County, NC


     This Addendum V (this "Addendum") dated as of May ____, 2000, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of July 22, 1998 by the same parties as this Addendum, which Management Agreement was further amended by Addendum I entered into as of July 22, 1998, and further amended by Addendum I entered into as of May 24, 1999, Addendum III entered into as of August 2, 1999 and Addendum IV entered into as of August 26, 1999 (the Management Agreement as amended by Addenda I, II, III and IV being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made by this Addendum the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections of, and Exhibits to, the Management Agreement, unless otherwise noted.

     1. Expedite Fees. If Sprint PCS and Manager agree to pay additional fees to a third part), for any efforts associated with expediting completion of any portion of Manager's Build Out Plan or Switch Integration to meet a Network Ready Date (the "NRD") including, but not limited to, payment of expedited fees for microwave relocation; and the NRD is later extended due to Manager action or lack of action, then Manager will have full responsibility for the payment of such fees.

     2. Long-Distance Pricing. (a) The first sentence of Section 3.4 is deleted in its entirety and replaced by the following language:

     Manager must purchase long-distance telephony services from Sprint through Sprint PCS both (i) to provide long-distance telephony service to users of the Sprint PCS Network and (ii) to connect the Service Area. Network with the national platforms used by Sprint
     PCS to provide services to Manager under the agreement and/or the Services Agreement. Sprint will bill Sprint PCS for such services rendered to Sprint PCS. Manager and all Other Managers, and in turn, Sprint PCS will bill Manager for the services used by Manager, Manager will be charged the same price for such long-distance service as Sprint PCS is charged by Sprint (excluding interservice area long-distance travel rates) plus an additional administrative fee to cover Sprint PCS processing costs.

     (b)  The following sentence is added as a second paragraph in Section 3.4:
"Manager may not resell the long-distance telephony services acquired from Sprint under this Section 3.4."

     3. Right of Last Offer. Section 3.7 is modified by adding the following language: "(other than backhaul services relating to national platform and IT application connections which Manager must purchase from Sprint)" both between
(i) "Service Area Network" and "if Manager decides to use' in the first sentence of the first paragraph and (ii) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph.

     4. Non-termination of Agreement. The following language is added at the end of Section 11.5.3 and Section 11.6.4: "but such action does not terminate this agreement."

     5. Amendments to Sections 13 through 16 of Management Agreement. If, on or before June 30, 2000, Manager achieves network ready status of the Service Area Network and meets the covered pops requirement, as stated in Exhibit 2.1 to
                                                                  -----------
the Management Agreement, in all of the markets in the Service Area other than the markets listed below and the New Service Area (such markets targeted for June 30, 2000 network

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ready status being referred to as the "June 30 Markets"), then Sections 13, 14,
15 and 16 of Addendum I to the Management Agreement and any references thereto in subsequent Addenda shall be deemed terminated and deleted from all Addenda to the Management Agreement and of no further force or effect. For purposes of this section, the Service Area Network shall be as set forth in the original Management Agreement and tile covered pops requirements shall be as set forth in
Exhibit 2.1 to Addendum II.
-----------

          Greenwood, SC BTA
          New Bern, SC BTA
          Camden County, NC
          Currituck County, NC
          Dare County, NC
          Pasquotank County, NC

     If Manager does not achieve network ready status and meet covered pops requirements in all of tile June 30 Markets by June 30, 2000, then Sections 13, 14, 15 and 16 of Addenda I to the Management Agreement and any references thereto in subsequent Addenda will remain in full force and effect until the date on which all of the June 30 Markets have achieved network ready status and met the covered pops requirements, at which time each of such sections shall be deemed terminated and deleted from all Addenda to tile Management Agreement and of no further force or effect.

     6. Stock as Collateral. The restrictions in the Management Agreement against the Principals pledging their shares of AirGate PCS, Inc. common stock as collateral terminate on the date of this Addendum.

     7. Announced Transactions. Section 17.23 of the Management Agreement is deleted in its entirely,

     8. Additional Terms and Provisions. The phrase "the Addendum also describes" is deleted from the second sentence of Section 17.24 of the Management Agreement, and the following language is inserted at the end of that second sentence "have been disclosed verbally or in writing to Sprint PCS, and photocopies of any such written agreements will be delivered to Sprint PCS upon its request".

     9.   Payment of Fees Under Services Agreement. The second sentence of
Section 3.1 of the Services Agreement is deleted in its entirely and replaced by the following two sentences:

     Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of thc month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of

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     gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month,

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum V to be executed by their respective authorized officers as of the date and year first above written.


                         SPRINT SPECTRUM L.P.


                         By:   /s/
                             ------------------------------------------------
                              Bernard A. Bianchino,
                              Senior Vice President and Chief-Business
                              Development Officer - Sprint PCS


                         SPRINT COMMUNICATIONS
                         COMPANY, L.P.


                         By:   /s/
                             ------------------------------------------------
                              Don A. Jensen,
                              Vice President - Law


                         AIRGATE PCS, INC.


                         By:   /s/
                             -----------------------------------------------
                              Thomas M. Dougherty,
                              President and CEO

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